Exhibit 99.1

DISTRIBUTED ENERGY CONDUCTING CFO SEARCH

AS VP-FINANCE PREPARES TO LEAVE COMPANY

WALLINGFORD, CT., July 6, 2006 – Distributed Energy Systems Corp. (Nasdaq: DESC) announced today that John Glidden, its vice president of finance, will be leaving the company on Friday, July 21, 2006, to become chief financial officer of the Connecticut Center for Advanced Technology, Inc. The company also said that it is in the process of recruiting a senior executive from outside Distributed Energy to become its chief financial officer.

Ambrose L. Schwallie, Distributed Energy’s chief executive officer, said: “John Glidden was an early contributor to the growth and development of Proton Energy Systems, and he proved instrumental and extremely valuable in helping to manage the company through and beyond the 2003 merger with Northern Power Systems that formed Distributed Energy Systems Corp. During and since that time, he has also served as our primary contact with the investment community, and, like us, its professionals have come to know and respect his expertise, diligence and integrity.”

“While we all would have preferred that John remain with the company,” Mr. Schwallie noted, “we will now expedite the recruiting of a chief financial officer for Distributed Energy, and we expect to be able to announce that we have secured the commitment of the right person for this important assignment in the not-too-distant future.”

Discussing his decision to leave Distributed Energy, Mr. Glidden said: “This was a really tough decision for me to make. I strongly believe that Distributed Energy’s current progress and future potential as a global energy systems and services provider are excellent, and I am a shareholder and continue to have a significant equity stake in the company. At the same time, the opportunity to work with the Connecticut Center for Advanced Technology, Inc. – which develops technology, business and manufacturing opportunities for our region’s economic development, predominantly with aerospace and defense companies – is very exciting to me and in synch with my longer-term personal and professional goals, and I look forward to those new challenges.” Mr. Glidden has served as the principal financial and accounting officer of Distributed Energy since he joined Proton Energy Systems, its predecessor company, in 1997.

About Distributed Energy Systems Corp.

Distributed Energy Systems Corp. (Nasdaq: DESC) creates and delivers products and solutions to the emerging decentralized energy marketplace, giving users greater control over their energy cost, quality and reliability. As the parent company of Proton Energy Systems (http://www.protonenergy.com) and Northern Power Systems (http://www.northernpower.com), Distributed Energy Systems delivers a combination of practical, ready-today energy solutions and the solid business platforms for capitalizing on the changing energy landscape. For more information visit http://www.distributed-energy.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Distributed Energy’s goals, future revenue and profitability, financial sustainability, and anticipated growth and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “progress,” “potential,” “growth” and other forms of these words or similar words are intended to identify forward-looking information. Distributed Energy’s actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Distributed Energy disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Distributed Energy’s forward-looking statements include, but are not limited to, our failure to perform contracts for customers profitably, or complete development of our products, the failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products, and other factors detailed in Distributed Energy’s Form 10-Q for the quarter ended March 31, 2006, and other filings Distributed Energy may make from time to time with the SEC.